UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 27, 2022
Date of Report (date of earliest event reported)

LITHIA MOTORS, INC.
(Exact name of registrant as specified in its charter)

Oregon	001-14733		93-0572810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

150 N. Bartlett Street	Medford	Oregon	97501
(Address of principal executive offices)			(Zip Code)
(541) 776-6401
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock without par value	LAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

On April 27, 2022, Lithia Motors, Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”). The shareholders of the Company voted on the four matters described below. With respect to all matters, each share of Common Stock is entitled to one vote.

The Company’s inspector of election certified the following voting results:

Proposal 1: Election of Directors

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Sidney B. DeBoer	25,016,781	542,903	16,074	2,290,769
Susan O. Cain	24,570,889	989,507	15,362	2,290,769
Bryan B. DeBoer	25,412,309	147,141	16,308	2,290,769
Shauna F. McIntyre	25,375,152	185,053	15,553	2,290,769
Louis P. Miramontes	25,201,468	357,921	16,369	2,290,769
Kenneth E. Roberts	25,046,146	513,028	16,584	2,290,769
David J. Robino	24,560,278	998,846	16,634	2,290,769

Proposal 2: Approval by Advisory Vote, of Executive Compensation

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
24,840,718	712,313	22,727	2,290,769

Proposal 3: Ratification of Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2022

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
26,738,777	1,108,084	19,666	—

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 29, 2022		LITHIA MOTORS, INC.
		By:	/s/ Tina Miller
Tina Miller
Senior Vice President and Chief Financial Officer